UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2005

Doral Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 F. D. Roosevelt Ave., San Juan, Puerto Rico		00920-2717
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition.

The financial information provided below is unaudited and preliminary. While it represents the Company’s best estimate based on its current knowledge, the information may change for a variety of reasons, including as a result of the restatements described in Item 8.01 below.

As of March 31, 2005, the Company had cash and cash equivalents of $2.8 billion, of which $1.85 billion was unencumbered, compared to $2.5 billion as of December 31, 2004, of which $1.72 billion was unencumbered. The Company’s banking subsidiaries had aggregate deposits of approximately $3.5 billion as of March 31, 2005, compared to $3.6 billion as of December 31, 2004. The mortgage loan servicing portfolio increased to $14.6 billion as of March 31, 2005, compared to $14.3 billion as of December 31, 2004. Loan production remained strong in Puerto Rico during the first quarter of 2005. The Company’s loan production was $2.2 billion for the first quarter of 2005, compared to $1.8 billion for the first quarter of 2004, of which $1.2 billion was internally originated in each of the periods.

Item 8.01 Other Events.

Financial Reporting Update

We previously disclosed the need to restate our financial statements for some or all of the periods from January 1, 2000 to December 31, 2004. On May 10, 2005, we filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) to disclose that we would not be able to file on a timely manner our Form 10-Q for the quarter ended March 31, 2005.

We are working diligently to complete the restatement process and become current in our SEC filings, but we cannot at this time provide a date for completing the process because of the complexity of the task and the early stage of the process.

In our report on Form 8-K/A dated April 21, 2005, we disclosed that management had identified a material weakness in internal controls over financial reporting as of December 31, 2004 relating to the lack of effective controls over the valuation of our floating rate interest only strips (“IOs”). We continue to re-assess the effectiveness of our internal controls as of such date in light of the restatement, and we may identify additional material weaknesses as we complete our assessment. We also continue to expect that, when we file our amended 2004 annual report on Form 10-K/A, PricewaterhouseCoopers LLP, our independent registered public accounting firm, will issue an adverse report on our internal controls over financial reporting as of December 31, 2004. We do not expect to provide additional disclosure on these matters until we file our amended 2004 annual report on Form 10-K/A.

Update on Restatement

As previously disclosed, we have identified items that require adjustments to our prior period financial statements. As part of the restatement process, we are also reviewing certain other matters that may require restatement, including the accounting for the deferral and recognition of mortgage origination fees and expenses and for lease payments. As the review process continues, new information may come to light. Accordingly, any matters that we identify at this stage, and any assessments of the nature, scope or amount of restatements, are necessarily preliminary and subject to change as our investigation and analysis progress.

The matters that the Company has identified to date as requiring restatement of financial statements for periods ended on or prior to December 31, 2004 are as follows:

•	We are reviewing the accounting for our portfolio of floating rate IOs originated from 2000 through 2004. We have determined that to value our floating rate IOs our valuation model should use an implied interest rate based on the forward yield curve rather than using actual contractual or period-end LIBOR rates.

•	As previously announced, the change in the valuation model will result in a substantial reduction in the recorded fair value of our floating rate IOs. The current estimate is that the reduction will be approximately $600 million, pre-tax. We have not yet completed the analysis of how the net impact of this adjustment will be distributed among the affected periods.

•	We have been developing new procedures to improve our control over the valuation process for our IOs. We are working closely with First Manhattan Consulting Group to develop a new valuation model that appropriately incorporates the forward yield curve.

•	We are reviewing all the assumptions and processes used to value our IOs and mortgage servicing rights and to calculate gains on sale of mortgage loans.

Our audit committee has directed the law firm of Latham & Watkins LLP to conduct an independent investigation into the circumstances leading to the restatements.

Consequences of our Financial Reporting Situation under our Debt Instruments

Many of our financial agreements contain provisions requiring us to provide financial information to creditors or their representatives by specified dates. The delay in our financial reporting process results in potential violations of these covenants. Under some of our financial agreements, we have also made representations concerning our financial statements and compliance with applicable laws for prior periods, and a restatement could, depending on its nature and materiality, cause a breach of these representations.

Public debt

We have two indentures governing our public debt securities that require that we file with the relevant trustee the reports we are required to file with the SEC. One indenture was executed on October 10, 1996 (the “1996 Indenture”) and other on May 14, 1999 (the “1999 Indenture” and together with the 1996 Indenture, the “Indentures”). Under the 1996 Indenture, we have one public debt issue, with a total outstanding principal amount of $75 million. Under the 1999 Indenture, we have four public debt issues with a total of $937.3 million outstanding as of April 30, 2005.

Since we did not file our quarterly reports for the first quarter of 2005 by May 25, 2005, we are currently in default with respect to our reporting obligations under the Indentures. Since a default under the Indentures has occurred, the trustee or the holders of at least 25% of the outstanding principal amount of the securities of any series may provide us with a notice of default with respect to one or more series. If we fail to cure the default within 60 days (90 days in the case of the 1999 Indenture) after receipt of that notice of default, then the trustee or such holders will have the right to accelerate the maturity of the relevant series of debt securities. This would trigger the cross-acceleration provisions under the other series issued under the Indentures and certain of our other debt arrangements. While we consider such an acceleration to be unlikely, if it were to occur, we may be unable to meet our payment obligations. In addition, we cannot assure you that under such circumstances we would be able to refinance our debt, whether through the capital markets or otherwise, on commercially reasonable terms, or at all.

Major credit facilities

We had warehousing, gestation and repurchase agreements lines of credit, including advances from the FHLB-NY (collectively “Financing Agreements”) totaling $14.7 billion as of March 31, 2005, of which $8.6 billion was outstanding as of such date. Most of our funding is provided by uncommitted lines pursuant to which advances are made at the discretion of the lender.

Our failure to provide financial statements to lenders could result in defaults under some of the Financing Agreements. Under some of the Financing Agreements, a restatement could also, depending on its nature and materiality, result in a breach of a representation. Where appropriate, we intend to request the lenders under these agreements to grant us temporary waivers of the reporting and restatement related defaults. In the absence of waivers, we may be unable to make drawings and the lenders may be entitled to terminate the agreements. If we do not obtain these waivers, or if we obtain them but they expire, we believe that the effects on our financial condition and our operating flexibility could be material. However, we currently anticipate that we will continue to have sufficient credit facilities to meet our liquidity needs.

Our banking subsidiaries have various independent sources of funding, including core deposits, brokered deposits and advances from the FHLB-NY. Our banking subsidiaries file Consolidated Reports of Condition and Income (“Call Reports”) with the Federal Deposit Insurance Corporation (the “FDIC”) and Thrift Financial Reports (“TFRs”) with the Office of Thrift Supervision (“OTS”) containing detailed financial information regarding such institutions. The publicly available portions of the Call Reports and the TFRs can be accessed through the FDIC’s website at www.fdic.gov.

Derivatives

We use derivatives to manage our exposure to interest rate risk. As of March 31, 2005, we had in place interest rate swap agreements with a remaining term in excess of one year with a notional amount equal to $3.9 billion. The agreements governing these instruments also contain provisions that may be breached by our delay in reporting or by the restatement. We also intend to ask for similar waivers from our counterparties under these derivative agreements. In the absence of waivers, these counterparties might have the right to terminate the derivative agreements.

Certain Consequences of our Reporting Situation under the Federal Securities Laws

Our failure to meet the reporting requirements of the federal securities laws will affect our ability to access the capital markets. We will be unable to make any registered offering of securities until we file our restated financial statements for the periods up to December 31, 2004 and our unaudited interim financial statements for the quarter ending March 31, 2005. We will also be ineligible to file “short-form” registration statements (registration statements that allows the Company to incorporate by reference its Form 10-K, Form 10-Q and other SEC reports into its registration statements) for one year following the date the Company files all its periodic reports that are past due, including our amended 2004 annual report on Form 10-K/A and any quarterly reports that may have been delayed. These reports must fully comply with the SEC’s rules for their content, including inclusion of a management’s assessment of and the independent registered public accounting firm’s report on management’s assessment and on the Company’s internal controls over financial reporting.

Until the Company is current in its reporting, the ability of holders of restricted securities to resell these securities in reliance on Rule 144 will also be limited.

In addition, at least until we are current in our reporting, we will have to suspend the use of the resale shelf registration statement for our 4.75% Perpetual Cumulative Convertible Preferred Stock (the “Convertible Preferred Stock”). If we are unable to permit the use of the registration statement prior to June 10, 2005, we will be required to pay liquidated damages to the holders of the Convertible Preferred Stock at an annual rate equal to 0.50% of the aggregate liquidation preference of the Convertible Preferred Stock until the earlier of (1) the date the resale registration statement becomes available again or (2) September 22, 2005.

On May 25, 2005, the Company issued a press release announcing that on May 19, 2005 it had received notice from The Nasdaq Stock Market Listing Qualifications Department that the Company was not in compliance with the reporting requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) and that as a result Company’s 7% Noncumulative Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Monthly Income Preferred Stock, Series B and 7.25% Noncumulative Monthly Income Preferred Stock, Series C (collectively, the “Preferred Stock”) are subject to delisting from The Nasdaq Stock Market (“Nasdaq”) as of May 31, 2005. As previously announced, the Company failed to timely file its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005. As a result of this failure, effective May 23, 2005, Nasdaq changed the trading symbol for the Preferred Stock from “DORLP,” “DORLO” and “DORLN” to “DRLPE,” “DRLOE” and “DRLNE,” respectively.

The Company made a timely request for a hearing before a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in Nasdaq Marketplace Rule 4800 Series to appeal the Nasdaq staff’s determination. This request will stay the delisting of the Preferred Stock pending the hearing and the determination of the Nasdaq Listing Qualifications Panel. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant our request for continued listing.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The New York Stock Exchange also has broad powers to commence delisting proceedings for violations of its financial reporting rules. However, we expect to be current on our reporting before the New York Stock Exchange takes any such action.

Risks Arising from Delayed Reporting and Restatement

Civil and regulatory actions

Following our announcement of the restatement of our financial statements for prior periods, the Company and certain of its officers and directors have been named as defendants in numerous purported class action lawsuits alleging violations of federal securities laws. These actions have been filed in the U.S. District Court for the Southern District of New York and in the U.S. District Court for the District of Puerto Rico. The plaintiffs allege primarily that the defendants disseminated materially false and misleading statements and failed to disclose material information concerning the value of the Company’s IOs and its internal controls over financial reporting. The Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact to the Company of these lawsuits, which are in their very early stages and seek unspecified damages. In addition, the SEC has informed the Company that it is conducting an informal inquiry regarding the restatement and related matters. These civil and regulatory actions, as well as any other actions to which we may become subject as a result of the restatement, could result in us being required to pay damages, fines or other penalties and have an adverse effect on our business, results of operations, financial condition and liquidity.

As a bank holding company, we are subject to supervision and regulation by the Board of Governors of the Federal Reserve System, including complying with certain risk-based capital guidelines. As a financial holding company, we are permitted to engage in a broader spectrum of activities than those permitted to bank holding companies that are not financial holding companies. To continue to qualify as a financial holding company each of our banking subsidiaries must continue to qualify as “well capitalized” and “well managed.” For additional information regarding regulatory matters, please refer to Item 1 of our 2004 Annual Report on Form 10-K under the subcaption “Regulation and Supervision.” As part of its evaluation of the Company, the Board of Governors of the Federal Reserve System will likely take into account the restatement and related internal-control matters and any improvements to our controls that we implement as a result of these issues. We cannot predict whether the Board of Governors of the Federal Reserve System will take any action with respect to the Company as a result of the restatement and related matters, or, if any action were taken, whether it would have a material adverse effect on the Company.

Lack of public disclosure

Until we have filed our amended 2004 annual report on Form 10-K/A and any quarterly filings that may be delayed, there will be limited public information available concerning our results of operations and financial condition. The absence of more recent financial statements may have a number of adverse effects on us and on the market prices of our securities.

Creditor remedies

As discussed above, delays in reporting result in potential violations of covenants in some of our financial instruments, and the restatement of previously filed financial statements could also, depending on its nature and materiality, cause a breach of representations under some of them. If we are unable to obtain waivers under our Financing Agreements, we may be unable to continue to obtain credit under these agreements and our lenders may elect to terminate the agreements. If we cannot comply with the reporting covenants under our Indentures, we will be in default under the indentures with respect to each series of securities issued thereunder. In addition, unless we obtain waivers, counterparties to some of our derivative agreements may elect to terminate these arrangements. The exercise of remedies under these instruments or agreements could have a material adverse effect on our financial condition.

Other matters

The delay in reporting and the potential restatement, and the related uncertainties, may also have other actual or potential adverse effects in addition to those discussed above, including the following: adverse effect on the perception of the Company by existing and potential clients; adverse effect on our ability to recruit and retain talent; continuing adverse effect on our credit standing and on investor confidence; increased scrutiny from the SEC and banking regulators, including in the context of possible enforcement proceedings; and heightened risks of shareholder litigation.

We also face substantially increased costs in connection with financial reporting and Sarbanes-Oxley compliance, and legal fees in connection with the civil litigation and dealing with regulatory agencies. Our reduced credit standing and limited access to the capital markets could also increase our costs of funding.

Declaration of Dividends

On April 20, 2005, the Board of Directors of the Company declared a regular quarterly cash dividend on the Company’s common stock, in the amount of $0.18 per share, payable on June 3, 2005 to holders of record as of the close of business on May 16, 2005.

Previously, on April 14, 2005, a Committee of the Board of Directors of the Company declared a quarterly dividend on the Corporation’s 4.75% Perpetual Cumulative Convertible Preferred Stock, in the amount of $2.96875 per share, payable on June 15, 2005 to holders of record as of the close of business on June 1, 2005.

Cautionary Statement

This current report on Form 8-K contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this current report on Form 8-K that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under the heading “Risk Factors” in our 2004 Form 10-K and other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in our internal control over financial reporting;

•	potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with our inability to prepare and timely file financial statements;

•	our ability to satisfy certain reporting covenants under our indentures;

•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing in SEC inquiry;

•	potential adverse developments from enforcement actions that may be commenced by bank regulatory agencies;

•	potential downgrades in the credit ratings of our securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

99.1 Press release dated May 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: May 26, 2005	By:	/s/ Ricardo Meléndez
Ricardo Meléndez
Executive Vice President and Chief Financial Officer